Exhibit 99.1

KULR Technology Joins NAATBatt, the Premiere Trade Association for Advanced Battery Technology

SAN DIEGO / GLOBENEWSWIRE / September 14, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, today announced it has joined NAATBatt International (NAATBatt), the premiere trade association of developers, manufacturers, suppliers and users of battery technology in North America. As a platinum member, KULR will regularly participate in board meetings, allowing the company to connect with top policy makers in the space, discuss and develop cutting-edge technological advancements and remain at the forefront of battery technology.

“KULR is at an inflection point as we position our thermal safety solutions platform to become further entrenched in the marketplace, ultimately providing us with an opportunity to optimize logistics as we continue investing in the localization of our production and supply chain to North America,” said Michael Mo, Co-Founder and CEO of KULR Technology Group. “Becoming a member of NAATBatt allows us to further that mission. We’ll learn and participate in the development of innovative solutions for the advancement of battery technologies, become better positioned to meet market needs and benefit from local policy support.”

Jim Greenberger, Executive Director of NAATBatt International, said: “NAATBatt is delighted to welcome KULR Technology Group as NAATBatt’s newest Platinum level member and KULR’s CEO, Michael Mo, to NAATBatt’s board of directors. Under Michael’s leadership, KULR has been working on the critically important issue of thermal management in advanced battery systems. New innovations in thermal management, which affect both the safety and performance of batteries, are likely to become an important differentiator in the ongoing competition to build better, safer and cheaper advanced batteries. I am looking forward to having Michael’s expertise available to our board.”

The Company’s new membership in NAATBatt follows KULR's July 2022 announcement that it is procuring 75MWh of lithium-ion battery cell capacity from Taiwan Cement Corporation’s subsidiary E-One Moli Energy Corporation (“Molicel”), which it will use to build battery applications. The engagement with Molicel, known as the first manufacturer of Li-ion cells in North America, and the expanded network from NAATBatt signal KULR’s prioritized efforts to position itself as a centerpiece of North America supply chains.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com